Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vernal Capital Acquisition Corp.

We consent to the inclusion in this Registration Statement on Form S-1/A (Amendment No. 3) (File No. 333-290609) of our report dated March 11, 2026 (except for Notes 1, 3, 4, 5, 7, and 9, as to which the date is April 20, 2026), relating to the financial statements of Vernal Capital Acquisition Corp., appearing in the Prospectus, which is part of this Registration Statement.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

April 20, 2026